UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 15, 2006
Spark Networks plc
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

000-51195	98-0200628
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)
(323) 836-3000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 15, 2006, the Board of Directors of the Spark Networks plc (the “Company”) approved the appointment of Gregory R. Liberman, 34, as President of the Company effective immediately. Mr. Liberman, who is the Company’s present Chief Operating Officer and Company Secretary, will retain the titles of Chief Operating Officer and Company Secretary, in addition to his new title of President. David E. Siminoff, the Company’s present Chief Executive Officer and President, will remain the Company’s Chief Executive Officer.
Other than the changes in titles, there are no changes in the compensation or other information previously reported by the Company regarding Mr. Liberman and Mr. Siminoff. As previously reported by the Company:
•	Mr. Liberman was appointed Chief Operating Officer in August 2005 and served as Company Secretary since January 2005. Mr. Liberman also served as the Company’s General Counsel from October 2004 to April 2006. From January 2004 to May 2004 Mr. Liberman served as General Counsel and Corporate Secretary of CytRx Corporation, a publicly-traded biotechnology company based in Los Angeles. During his tenure there, Mr. Liberman oversaw legal affairs, policy and strategy for the company. From January 2002 to December 2003, Mr. Liberman served as an independent strategic consultant. Immediately prior to that consulting work, from September 2001 to November 2001, he attended and completed the Program for Management Development at Harvard Business School. From March 1999 to August 2001, Mr. Liberman served in a variety of senior legal and corporate development roles at telecommunications firm Global Crossing and Internet infrastructure providers GlobalCenter (then, a subsidiary of Global Crossing) and Exodus Communications. Mr. Liberman joined Exodus, where he ultimately served as Vice President, Legal & Corporate Affairs, after Global Crossing’s sale of GlobalCenter to Exodus. Immediately prior to Exodus’ acquisition of GlobalCenter, Mr. Liberman served as GlobalCenter’s Vice President, Corporate Development and Associate General Counsel. While at Global Crossing, Mr. Liberman served as Director, Business Development Counsel. Mr. Liberman earned a JD, with Honors, from The Law School at the University of Chicago and an AB, with University Distinction and Honors in Economics, from Stanford University.

•	In August 2005, the Company entered into an executive employment agreement with Mr. Liberman making him Liberman the Company’s Chief Operating Officer. Pursuant to terms of the employment agreement, Mr. Liberman will be compensated at an annual salary of $200,000 and, per the agreement, Mr. Liberman received a $25,000 bonus upon the Company’s successful listing of its securities on the American Stock Exchange in February 2006. In March 2006, Mr. Liberman’s annual salary was raised to $250,000. The Company also granted Mr. Liberman options, in addition to options granted to him prior to becoming the Company’s Chief Operating Officer, to purchase 115,000 ordinary shares at a per share exercise price of $8.74. Those options vest at a rate of 6.25% per quarter for quarterly periods commencing three months after the date his employment commenced; provided, however, that options to purchase 50,000 shares accelerated upon the Company’s successful listing on the American Stock Exchange in February 2006. In addition, all of the options will accelerate upon a change of control of the Company, which is defined in Mr. Liberman’s employment agreement as the acquisition of more than 50% of the Company’s outstanding shares. Pursuant to the terms of the employment agreement, Mr. Liberman may not directly or indirectly solicit the Company’s customers using confidential information for a period of 12 months following the termination of his employment agreement and he may not disclose any confidential information during or after his employment. Mr. Liberman’s employment agreement has not been amended in connection with his appointment as President of the Company.

•	There have been no transactions between Mr. Liberman and the Company or any of its subsidiaries that is required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Liberman and any of the directors or executive officers of the Company.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
10.13	Executive Employment Agreement, dated August 31, 2005, between the Company and Gregory R. Liberman (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on September 16, 2005).

10.13(a)	Amendment No. 1, dated March 15, 2006, to the Executive Employment Agreement between the Company and Gregory R. Liberman (incorporated by reference to Exhibit 10.13(a) of the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on April 7, 2006).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC

Date: June 19, 2006
	By:	/s/ Mark G. Thompson

	Name:	Mark G. Thompson
	Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
10.13	Executive Employment Agreement, dated August 31, 2005, between the Company and Gregory R. Liberman (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on September 16, 2005).

10.13(a)	Amendment No. 1, dated March 15, 2006, to the Executive Employment Agreement between the Company and Gregory R. Liberman (incorporated by reference to Exhibit 10.13(a) of the Registrant’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-123228) filed with the Securities and Exchange Commission on April 7, 2006).

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